EXHIBIT 10.1

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

As Amended and Restated (approved by the stockholders on August 14, 2009)

1. Purposes of the Plan.  The purposes of this 2004 Equity Incentive Plan are:

▪	to attract and retain the best available personnel,

▪	to provide additional incentive to Service Providers, and

▪	to promote the success of the Company’s business.

Awards granted under the Plan may be Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state and federal corporate and securities laws and the Code.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g)  “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(1) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing

(2) fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(3) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(4) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(5) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (1) or (2) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Microchip Technology Incorporated.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.  The term Consultant shall not include Directors who are compensated by the Company only for their service as Directors.

(m) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 13.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Fiscal Year” means a fiscal year of the Company.

(t) “Fiscal Quarter” means a fiscal quarter of the Company.

(u) “Non-Employee Director” means a member of the Board who is not an Employee.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option under Section 422 of the Code and regulations promulgated thereunder.

(w) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award.  The Notice of Grant is part of the Option Agreement.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to the Plan.

(z) “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award granted under the Plan.

(cc) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment or specific product or products, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles") or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting the Company's or a business units', region's, affiliate's or business segment's reported results: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin or gross margin as a percentage of revenue, (vii) operating margin or operating margin as a percentage of revenue (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) net income, (xii) stock price, (xiii) return on equity, (xiv) total stockholder return, (xv) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvi) return on capital, (xvii) return on assets or net assets, (xviii) return on investment, (xix) operating profit or net operating profit, (xx) market share (which may include ranking for a specific product line or market share percentage for a given product line), (xxi) contract awards or backlog, (xxii) overhead or other expense reduction, (xxiii) credit rating, (xxiv) objective customer indicators, (xxv) new product invention or innovation, (xxvi) attainment of research and development milestones, (xxvii) improvements in productivity, (xxviii) attainment of objective operating goals, and (xxix) objective employee metrics.  The Performance Goals may differ from Participant to Participant and from Award to Award.

(dd) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 11.

(ee) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 12.

(ff) “Plan” means this 2004 Equity Incentive Plan.

(gg) “Restricted Stock” means Shares granted pursuant to Section 10 of the Plan.

(hh)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act, as amended.

(jj) “Service Provider” means an Employee, Consultant or Non-Employee Director.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 19 of the Plan.

(ll) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 of the Plan.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.  Subject to the provisions of Section 19 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 20,400,000 Shares comprised of (i) any Shares remaining available for issuance pursuant to the Company’s 1993 Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,500,000 Shares, (ii)  any Shares remaining available for issuance pursuant to the Company’s 1997 Nonstatutory Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,900,000 Shares, and (iii) any Shares subject to any outstanding options under the Company’s 1993 or 1997 Nonstatutory Stock Option Plans that subsequently expire unexercised, up to a maximum of an additional 5,000,000 Shares.  In no event shall more than 30% of the Shares remaining issuable under the Plan as of the effective date and 30% of the Shares subsequently added to the Plan by virtue of outstanding 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan options expiring unexercised be issued pursuant to Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit Awards with a purchase price lower than 100% of the Fair Market Value of the underlying Shares or units on the date of grant; provided, however, that such 30% limitation shall not apply to Restricted Stock Units issued on or after the date of the Company’s 2006 annual stockholders’ meeting.

The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to SARs, only Shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining Shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated).  However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.  Shares used to pay the exercise price or purchase price, if applicable, of an Award shall become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(1) Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(2) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(3) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(4) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(1) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

(2) to select the Service Providers to whom Awards may be granted hereunder (other than the automatic grants to Non-Employee Directors provided for in Section 17 of the Plan);

(3) to determine whether and to what extent Awards or any combination thereof, are granted under the Plan;

(4) to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted under the Plan;

(5) to approve forms of agreement for use under the Plan;

(6) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(7) to construe and interpret the terms of the Plan and Awards;

(8) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(9) to modify or amend each Award (subject to Section 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(10) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(11) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more).  The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(12) to determine the terms and restrictions applicable to Awards; and

(13) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.  Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers.  Non-Employee Directors shall only receive Awards pursuant to Section 17 of the Plan.

6. Limitations.

(a) Nonstatutory Stock Option.  Each Option shall be designated in the Notice of Grant as a Nonstatutory Stock Option.

(b) No Employment Rights.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

(c) 162(m) Limitations.  The following limitations shall apply to grants of Options and Stock Appreciation Rights to Participants:

(1) No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,500,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(2) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 19(a).

7. Term of Plan.  The Plan is effective as of October 1, 2004 (the “Effective Date”).  It shall continue in effect until September 30, 2014, unless sooner terminated under Section 21 of the Plan.

8. Stock Options.

(a) Term.  The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(b) Option Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.

(c) No Repricing.  The exercise price for an Option may not be reduced.  This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.  In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(e) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  Subject to Applicable Laws, such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) in the case of Shares acquired upon exercise of an option have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(5) any combination of the foregoing methods of payment; or

(6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Exercise of Option.

Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 19 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s misconduct, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h) Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such representative has been designated by the Participant, then such Option may be exercised by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and Other Terms.  Subject to Section 4(c) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.  The per share exercise price for the Shares or cash to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.  The exercise price may not be reduced.  This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award

(c) Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(1) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(2) the number of Shares with respect to which the SAR is exercised.

(d) Payment Upon Exercise of SAR.  At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three (3) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h) Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for six (6) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i) Death of Participant.  If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such representative has been designated by the Participant, then such SAR may be exercised by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death.  If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

10. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 Shares of Restricted Stock); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock.

(b) Restricted Stock Units.  Restricted Stock may be granted in the form of Restricted Stock or units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  With respect to the units to acquire Shares, until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist.

(c) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan.  Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded.  The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(d) Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

(e) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance Shares.

(a) Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 units of Performance Shares); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares.  Performance Shares shall be granted in the form of units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan.  Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12. Performance Units.

(a) Grant of Performance Units.  Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units.  Performance Units shall be granted in the form of units to acquire Shares.  Each such unit shall be the cash equivalent of one Share of Common Stock.  No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units.  The Administrator will have complete discretion in determining the number of Performance Units granted to any Participant, provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $1,500,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

(c) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan.  Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award.  Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(d) Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

(e) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13. Deferred Stock Units.

(a) Description.  Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.  Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b) 162(m) Limits.  Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award.

14. Death of Participant.  In the event that a Participant dies while a Service Provider, then 100% of his or her Awards shall immediately vest.

15. Leaves of Absence.  Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

16. Misconduct.  Should (i) the Participant’s service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement), or (ii) the Participant makes any unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, then in any such event all outstanding Awards held by the Participant under the Plan shall terminate immediately and cease to be outstanding, including as to both vested and unvested Awards.

17. Non-Employee Director Options.

(a) Initial Grants.  Each Non-Employee Director who first becomes a Non-Employee Director on or after the date upon which the Plan is approved by the Company’s stockholders (excluding any Non-Employee Director who previously served on the Board), shall be automatically granted (i) an Option grant covering 6,000 shares of Common Stock (the “Initial Option Grant”), and (ii) that number of Restricted Stock Units equal to $60,000 divided by the Fair Market Value, rounded down to the nearest whole Share (the “Initial RSU Grant”), as of the date that the individual first is appointed or elected as a Non-Employee Director.  The Initial Option Grant shall vest as to 1/48th of the Shares subject to the Initial Option each month following the grant date, so as to be 100% vested on the four-year anniversary of the grant date.  The Initial RSU Grant will vest in equal 25% annual installments on each of the four anniversaries of the first business day of the second month of the Company’s fiscal quarter in which the grant is made.  All vesting of the Initial Option Grant and the Initial RSU Grant is contingent upon the Non-Employee Director maintaining continued status as a Non-Employee Director through the applicable vesting date.

(b) Annual Grants.  On the date of the Company’s annual stockholders’ meeting, each Non-Employee Director who has served as a Non-Employee Director for at least three months on that date shall be automatically granted (i) an Option grant covering 3,000 shares of Common Stock (the “Annual Option Grant”), and (ii) that number of Restricted Stock Units equal to $30,000 divided by the Fair Market Value, rounded down to the nearest whole Share (the “Annual RSU Grant”), provided that such Non-Employee Director has been elected by the stockholders to serve as a member of the Board at that annual meeting. The Annual Option Grant shall vest as to 1/12th of the Shares subject to the Annual Option each month following the grant date, so as to be 100% vested on the anniversary of the grant date.  The Annual RSU Grant will vest in equal 50% annual installments on each of the two anniversaries of the first business day of the second month of the Company’s fiscal quarter in which the grant is made.  All vesting of the Annual Option Grant and the Annual RSU Grant is contingent upon the Non-Employee Director maintaining continued status as a Non-Employee Director through the applicable vesting date.

(c) One-Time Grant.  On the date of the Company’s 2009 stockholders’ meeting, each Non-Employee Director who has served as a Non-Employee Director for at least five years on that date shall be automatically granted a one-time grant of that number of Restricted Stock Units equal to $100,000 divided by the Fair Market Value, rounded down to the nearest whole Share, provided that such Non-Employee Director has been elected by the stockholders to serve as a member of the Board at that annual meeting.  The Restricted Stock Units subject to this grant will vest in equal 25% annual installments on each of the four anniversaries of the first business day of the second month of the Company’s fiscal quarter in which the grant is made.  Vesting of the one-time grant is contingent upon the Non-Employee Director maintaining continued status as a Non-Employee Director through the applicable vesting date.

18. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

19.	Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 6(c), 10(a) and 11(a) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any such change in capitalization shall not affect the number of shares awarded under the automatic grants to Non-Employee Directors described in Sections 17(a) and (b), and provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change of Control.

(1) Stock Options and SARs.  In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(2) Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units.  In the event of a Change of Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested.  For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

20. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted).  Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Liability of Company.

(a) Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares.  If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 21(b) of the Plan.

24. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.